February 5, 2007

VIA U.S. MAIL

Brian Kistler
Freedom Financial Holdings, Inc.
6615 Brotherhood Way, Suite A
Fort Wayne, Indiana 46825

Re:	Amended Lock-Up Agreement

Dear Mr. Kistler:

I am a shareholder of Freedom Financial Holdings, Inc., a Maryland corporation (the “Company”). I am the holder of ________ (______) shares of common stock of the Company (the “Shares”). In May 2006 I agreed to the imposition of restrictions on the sale of the Shares for a period of one hundred twenty (120) days after the closing date of the registration statement on Form SB-2 relating to the public offering of common stock of the Company. I understand that the Company is preparing to file a Form SB-2 and that in connection with the filing the underwriter is requiring a lock-up of the Shares for 360 days after the effective date of the registration statement. I hereby agree that I will not, directly or indirectly, offer, sell, grant any options to purchase, or otherwise dispose of any shares of Company Common Stock without your prior written consent, except that I may transfer any number of such shares to my children, by gift or otherwise, provided that any such shares will continue to be subject to the restrictions set forth in this letter.

I hereby consent to the Company informing the transfer agent of the Company of these restrictions and understand that a stop transfer order will be placed at the transfer agent to enforce the terms and conditions of this letter. Further, I consent to the placement of a legend on the certificate as set forth:

“THESE SHARES ARE RESTRICTED BY A LETTER AGREEMENT DATED AS OF FEBRUARY 5, 2007, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

This agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives, and assigns.

Very truly yours,

By: ___________________________